Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The Dreyfus/Laurel Funds Trust:

We consent to the use of our report dated July 25, 2011, pertaining to Dreyfus Emerging Markets Debt Local Currency Fund (a series of The Dreyfus/Laurel Funds Trust), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

September 27, 2011

Consent of Independent Registered Public Accounting Firm

The Board of Trustees and Shareholders of

The Dreyfus/Laurel Funds Trust:

We consent to the use of our report dated July 25, 2011, pertaining to Dreyfus Equity Income Fund (a series of The Dreyfus/Laurel Funds Trust), incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Counsel and Independent Registered Public Accounting Firm” in the statement of additional information.

KPMG LLP/s/

September 27, 2011